Exhibit 99.1

Lifeloc Reports First Quarter 2022 Results

WHEAT RIDGE, Colo., May 11, 2022 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the first quarter ended March 31, 2022.

First Quarter Financial Highlights

Lifeloc posted quarterly net revenue of $2.161 million resulting in a quarterly net loss of $(145) thousand, or $(0.06) per diluted share. These results compare to net revenue of $1.810 million and quarterly net profit of $403 thousand, or $0.16 per diluted share in the first quarter of 2021. The first quarter 2021 results include a gain of $465 thousand from the SBA Paycheck Protection Program loan forgiveness. Revenue for the quarter increased by 19% versus the first quarter last year, primarily through demand recovery from the COVID-19 global pandemic as well as new product adoption. Increasing research and development investment contributed to the loss in this quarter.

New platform LX9 and LT7 devices are producing strong sales growth. The L-series devices feature a high-resolution modern display with a highly customizable user interface. Their features and performance have driven penetration by meeting previously unaddressable market needs, such as wider temperature ranges and fast customization that incorporates local languages. We expect that most L-series sales will be incremental to FC-series devices rather than displacing FC sales. The L-series devices are meeting the requirements of the most modern registration standards, such as SAI’s (Standards Australia International) latest AS 3547:2019 standards for Breath Alcohol Detectors.

Our most important goal remains the convergence of the global need for rapid detection of drugs of abuse with Lifeloc’s capability of building easy-to-use portable testing equipment. We intend to use the SpinDx™ technology platform, sometimes referred to as "Lab on a Disk", to develop a series of devices and tests that could be used at roadside, emergency rooms and in workplace testing to get a rapid and quantitative measure for a panel of drugs of abuse. The first test we intend to offer is the SpinDx device with disks for delta-9-THC detection from an oral fluid sample collected from a test subject. Then we intend to offer a device based on our recently updated LX9 breathalyzer to collect a sample for analysis from breath, which coupled with the SpinDx device will be our marijuana breathalyzer system.  We have improved the detection sensitivity for delta-9-THC as well as the test speed and robustness of the device. We are continuing to work on developing this system into a device that can be used for roadside testing, as well as other contexts requiring fast response. Additional personnel and new equipment resources have been committed to finalizing the development of the first products of the SpinDx technology platform.

“We are glad to see more sales recovery in 2022, with many customers having deferred new equipment purchases during the pandemic,” commented Dr. Wayne Willkomm, President and CEO. “However, we are not just relying on pent up demand for sales growth, but instead our strong pipeline of recent and upcoming product releases will be the big driver. The Easycal® calibration station and the premium L-series devices are finding broad acceptance and the R.A.D.A.R.® 200 devices have been released to sales. The L-series devices have grown from a small base to a significant contributor to revenue and margin. Revenue from these is expected to provide the continued funding to push the SpinDx product platform across the finish line to commercialization. Research and development expenses will remain high in this push to complete the first of many products built on the SpinDx platform, prioritizing substantial value creation over short-term profitability. We are working towards the goal of initial SpinDx sales this year.”

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Easycal® and R.A.D.A.R.® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Amy Evans
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.
Condensed Balance Sheets

ASSETS

	March 31, 2022 (Unaudited)	December 31, 2021
CURRENT ASSETS:
Cash	$2,018,828	$2,571,668
Accounts receivable, net	798,748	562,092
Inventories, net	2,514,112	2,668,789
Prepaid expenses and other	167,006	56,897
Total current assets	5,498,694	5,859,446

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	958,785	958,785
Training courses	432,375	432,375
Office equipment, software and space modifications	216,618	216,618
Sales and marketing equipment and space modifications	226,356	226,356
Research and development equipment, software and space modifications	467,485	456,685
Less accumulated depreciation	(2,628,470)	(2,518,966)
Total property and equipment, net	2,489,324	2,588,028

OTHER ASSETS:
Patents, net	115,920	134,428
Deposits and other	163,480	163,480
Deferred taxes	248,024	204,449
Total other assets	527,424	502,357
Total assets	$8,515,442	$8,949,831

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$295,523	$445,985
Term loan payable, current portion	48,887	48,513
Customer deposits	166,100	170,952
Accrued expenses	155,299	298,530
Deferred revenue, current portion	74,460	71,604
Reserve for warranty expense	46,500	46,500
Total current liabilities	786,769	1,082,084

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,255,727	1,267,551

DEFERRED REVENUE, net of current portion	6,486	6,430
Total liabilities	2,048,982	2,356,065

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,668,014	4,650,812
Retained earnings	1,798,446	1,942,954
Total stockholders' equity	6,466,460	6,593,766

Total liabilities and stockholders' equity	$8,515,442	$8,949,831

 LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Income (Unaudited)

	Three Months Ended March 31,
REVENUES:	2022	2021
Product sales	$2,111,757	$1,775,447
Royalties	26,640	12,564
Rental income	22,239	21,532
Total	2,160,636	1,809,543

COST OF SALES	1,318,747	985,666

GROSS PROFIT	841,889	823,877

OPERATING EXPENSES:
Research and development	390,024	307,212
Sales and marketing	276,637	230,478
General and administrative	352,833	350,120
Total	1,019,494	887,810

OPERATING INCOME (LOSS)	(177,605)	(63,933)

OTHER INCOME (EXPENSE):
Forgiveness of Paycheck Protection loan	—	465,097
Interest income	432	499
Interest expense	(10,910)	(13,517)
Total	(10,478)	452,079

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	(188,083)	388,146

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	43,575	15,325

NET INCOME (LOSS)	$(144,508)	$403,471

NET INCOME (LOSS) PER SHARE, BASIC	$(0.06)	$0.16

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.06)	$0.16

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,454,116

 Lifeloc Technologies, Inc.
Condensed Statements of Stockholders' Equity (Unaudited)

	Three Months Ended March 31,
	2022	2021
Total stockholders' equity, beginning balances	$6,593,766	$5,900,642

Common stock (no shares issued during periods):
Beginning balances	4,650,812	4,633,655
Stock based compensation expense related
to stock options	17,202	17,157
Ending balances	4,668,014	4,650,812

Retained earnings:
Beginning balances	1,942,954	1,266,987
Net income (loss)	(144,508)	403,471
Ending balances	1,798,446	1,670,458

Total stockholders' equity, ending balances	$6,466,460	$6,321,270

 LIFELOC TECHNOLOGIES, INC.
Condensed Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2022	2021
Net income (loss)	$(144,508)	$403,471
Adjustments to reconcile net income to net cash
provided from (used in) operating activities-
Forgiveness of Paycheck Protection loan (round 1)	—	(465,097)
Depreciation and amortization	129,088	66,828
Provision for inventory obsolescence, net change	34,789	—
Deferred taxes, net change	(43,575)	(1,441)
Stock based compensation expense related to
stock options	17,202	17,157
Changes in operating assets and liabilities-
Accounts receivable	(236,656)	(169,622)
Inventories	119,888	(82,022)
Income taxes receivable	—	(13,884)
Prepaid expenses and other	(110,109)	(20,606)
Accounts payable	(150,462)	21,968
Customer deposits	(4,852)	6,170
Accrued expenses	(143,231)	(102,547)
Deferred revenue	2,912	2,249
Net cash provided from (used in)
operating activities	(529,514)	(337,376)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(10,800)	—
Net cash (used in) investing activities	(10,800)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Paycheck Protection loan (round 2)	—	471,347
Principal payments made on term loan	(12,526)	(12,006)
Net cash (used in) financing
activities	(12,526)	459,341

NET INCREASE (DECREASE) IN CASH	(552,840)	121,965

CASH, BEGINNING OF PERIOD	2,571,668	2,195,070

CASH, END OF PERIOD	$2,018,828	$2,317,035

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$9,834	$13,246